                                                                     EXHIBIT 8.1


                     [HILL & METZGER, L.L.P. LETTERHEAD]



                               April 18, 1997



Tarragon Realty Investors, Inc.
3100 Monticello Avenue, Suite 200
Dallas, Texas 75205

                Re:     TAX OPINION - Tarragon Realty Investors, Inc.
                        original issuance of 1,343,359 shares of Common Stock, par value $0.01 per share

Gentlemen:

        We have acted as counsel for Tarragon Realty Investors, Inc., a Nevada corporation (the "Company"), in connection with preparation by the Company of a Registration Statement on Form S-4 (Registration No. _________) and the pre-effective amendments thereto (collectively, the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to 1,343,359 shares of Common Stock, par value $0.01 per share (the "Common Stock") to be offered and issued in connection with a proposed merger (the "Merger") of Vinland Property Corporation, a California corporation (the "California Corporation") which is the successor in interest to Vinland Property Trust, a California real estate investment trust (the "Trust"), with and into the Company. Capitalized terms not otherwise defined herein shall have the same meaning ascribed to them in the Registration Statement.

        As counsel rendering the opinions hereinafter expressed, we have been furnished with and examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents and have made no independent verification of the factual matters set forth in such documents:

Page 2
Tarragon Realty Investors, Inc.
April 18, 1997



                A. Amended and Restated Declaration of Trust dated May 27, 1987 of the Trust, together with Amendment No. 1 thereto effective June 22, 1989 and Amendment No. 2 thereto effective November 20, 1995.

                B. Restated Trustees Regulations of the Trust adopted as of April 21, 1989.

                C. Trustees' Certificate certifying to the matters stated therein.

                D.      Articles of Incorporation of the California
        Corporation.

                E.      Bylaws of the California Corporation.

                F. The Registration Statement and any and all exhibits thereto, including the following:

                        (i)     Articles of Incorporation of the Company,

                        (ii)    Bylaws of the Company,

                        (iii) Agreement and Plan of Merger dated as of ____________________, 1997 between the California Corporation and the Company.

                G. Such other documents as we have deemed necessary for the expression of the opinions contained herein.

        In making the foregoing examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, where such facts have not been independently established, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of trustees, officers or employees or other authorized representatives of the Trust and the Company, public officials and others. In addition, we have assumed that the Agreement and Plan of Merger to be entered into between the California Corporation and the Company in connection with the Merger (the "Merger Agreement") will become effective substantially in the form included in the Registration Statement (with all blanks appropriately completed) and that the Merger will be consummated as described in the Registration Statement pursuant to and in accordance with the Merger Agreement.

Page 3
Tarragon Realty Investors, Inc.
April 18, 1997



        Based upon the foregoing and having due regard for such legal considerations as we have deemed relevant, we are of the opinion that:

                (i) for federal income tax purposes, the Incorporation Procedure described in the Registration Statement will constitute a reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended (the "Code"), and

                (ii) the information contained in the Registration Statement under the caption "Material Federal Income Tax Consequences," to the extent it constitutes matters of law or legal conclusions, is correct in all material respects.

Upon consummation of the Incorporation Procedure, as described in the Registration Statement, the Company should be treated as the same taxpayer as the Trust for federal income tax purposes. Thus, the conversion of the Trust into the Company essentially will be irrelevant for federal income tax purposes and the operations of the Trust and the Company will be combined for purposes of determining whether the Company qualifies as a real estate investment trust for the taxable year in which the Incorporation Procedure is consummated. The Incorporation Procedure will not, in and of itself, adversely affect the ability of the Trust or the Company to qualify as a real estate investment trust for federal income tax purposes.

        The opinions expressed herein are based upon our interpretation of current law, including existing final and temporary regulations which may be subject to change, both prospectively and retroactively, upon existing court authority and upon the facts and assumptions set forth herein.

        This opinion does not purport to cover the laws of any jurisdiction except the State of Texas, the United States of America, and certain matters of California law. With respect to opinions involving or based upon an interpretation of the laws of the State of California, we have relied upon the latest unofficial compilation of The Corporation Code of California (which we believe to be current and effective with respect to the relevant provisions of California law) and case law of the State of California available to us.

        This opinion has been furnished to the Company at its request, is rendered solely for its use and may not be relied upon by any other person or for any other purpose without the prior written consent of this firm, and is rendered as of the date hereof. We do not undertake, and hereby disclaim, any obligation

Page 4
Tarragon Realty Investors, Inc.
April 18, 1997


to advise anyone of any changes in or new developments which might affect any matters or opinions set forth herein. No member of this firm is an officer or trustee of the Trust or an officer or director of the California Corporation or the Company.

        Our opinions set forth above are based on the assumption that the matter, if litigated, will be properly presented to the applicable court. Further, our opinions are not binding on the Internal Revenue Service or a court and we must advise that our opinion represents merely our best legal judgment on the matters presented, but others may disagree with our conclusions. There can be no assurance that the Internal Revenue Service will not take contrary positions or that a court would agree with our opinion, if litigated. In the event any one of the statements, representations or assumptions upon which we have relied to issue these opinions is incorrect, our opinion might be adversely affected and may not be relied upon.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the references to this firm under the captions "Tax Consideration" and "LEGAL MATTERS" in the prospectus forming a part of such Registration Statement. By giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.


                                         Very truly yours,


                                         HILL & METZGER, L.L.P.


                                         By  /s/ STEVEN C. METZGER
                                             ------------------------------
                                                 Steven C. Metzger, Partner

SCM/gb